UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 2, 2018 (October 31, 2018)

GUGGENHEIM CREDIT INCOME FUND 2019
(Exact Name of Registrant as Specified in Charter)

Delaware	814-01091	47-2009064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 Madison Avenue
New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 739-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 31, 2018, the Board of Trustees unanimously approved a Second Amended and Restated Declaration of Trust (the "Declaration of Trust"). The Declaration of Trust was effective October 31, 2018 and reflects changes that enhance and/or clarify the voting rights of shareholders of common shares with respect to the removal of trustees, amending the Declaration of Trust, and certain roll up transactions. Additionally, certain other changes were made in relation to the payment of distributions, indemnification of interested trustees, and of an updating and clarifying nature.

The foregoing description of the Declaration of Trust set forth in this Item 5.03 is a summary only and is qualified in all respects by the provisions of the Declaration of Trust, a copy of which is attached hereto as Exhibits 3.2, and is incorporated by reference herein.

Item 5.05.    Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On October 31, 2018, the Board of Trustees unanimously approved an amended code of ethics (the "Code of Ethics") of Guggenheim Credit Income Fund, Guggenheim Credit Income Fund 2016 T, and Guggenheim Credit Income Fund 2019 (collectively, the "Companies"), in all ways intended to meet the requirements of Rule 17j-1 under the Investment Company Act of !940. This amended Code of Ethics was implemented to conform the Company’s code of ethics to that used by certain other registered management investment companies that are advised by Guggenheim Credit Income Fund's investment advisor, Guggenheim Partners Investment Management, LLC (the "Advisor").

The foregoing description of the Code of Ethics set forth above is a summary only, and is qualified in all respects by the provisions of the Code of Ethics, a copy of which is attached hereto as Exhibit 14.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION

3.2	Second Amended and Restated Declaration of Trust
14.1	Code of Ethics of the Companies

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GUGGENHEIM CREDIT INCOME FUND 2019

Date: November 2, 2018	By:	/s/ Brian S. Williams
BRIAN S. WILLIAMS
Chief Financial Officer